EXHIBIT 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TRI-S SECURITY CORPORATION

ARTICLE ONE
NAME

The name of the Corporation is TRI-S SECURITY CORPORATION (the “Corporation”).

ARTICLE TWO
ORGANIZATION

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

ARTICLE THREE
DURATION

The period of duration of the Corporation is perpetual.

ARTICLE FOUR
PURPOSE

It is the purpose of the Corporation to engage in any lawful business.

ARTICLE FIVE
CAPITALIZATION

5.1                               AUTHORIZED SHARES.  The Corporation shall have authority, to be exercised by the Board of Directors, to issue no more than 35,000,000 shares of capital stock, of which (i) 25,000,000 shares shall be shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) 10,000,000 shares shall be shares of preferred stock, par value $1.00 per share (“Preferred Stock”).

5.2                               COMMON STOCK.  Upon issuance, the shares of Common Stock will have no preference or conversion, redemption, exchange or preemptive rights.  In the event of liquidation, dissolution, or winding-up of the Corporation, the holders of the shares of Common Stock are entitled to share ratably in any of the Corporation’s assets remaining after the satisfaction of all obligations and liabilities of the Corporation.  Holders of Common Stock are entitled to one vote per share of Common Stock on all matters to be voted on by shareholders and are not entitled to cumulate their votes in the election of directors.  Holders of Common Stock are entitled to receive such dividends or other distribution in cash, stock or other property, if any, as may be declared from time to time by the Board of Directors, from funds legally available therefor.

5.3                               PREFERRED STOCK.  Except as provided to the contrary herein, the Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if any and to the extent from time to time required by law, by filing articles of amendment which are effective without shareholder action, to increase or decrease the number of shares included in each series of Preferred Stock, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

(A)                              the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends will be accumulated, if dividends are to be cumulative;

(B)                                whether the shares of such series will be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

(C)                                the obligation, if any, of the Corporation to redeem shares of such series;

(D)                               whether shares of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion of exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(E)                                 whether the shares of such series will have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

(F)                                 the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(G)                                any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

The shares of Preferred Stock of any one series shall be identical with each other in all respects.

5.4                               SERIES A CONVERTIBLE PREFERRED STOCK.  The Corporation shall be authorized to issue a series of Preferred Stock the designation of which shall be Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) having the following relative rights and preferences:

(A)                              The number of shares of Preferred Stock which shall constitute the Series A Convertible Preferred Stock shall be 1,000,000, which number shall not be increased or decreased without the vote and approval of holders of a majority of the Series A Convertible Preferred Stock then outstanding.

(B)                                The holders of the Series A Convertible Preferred Stock will have no voting rights, except that the consent of a majority of the holders of the Series A Convertible

Preferred Stock, voting separately as a class, is required to increase or decrease the number of authorized shares of Series A Convertible Preferred Stock.

(C)                                The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

(i)                                     The holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at his or her option at any time after the 18th month following the issuance of the Series A Convertible Preferred Stock to convert any such shares of Series A Convertible Preferred Stock into seven and one-half (7.5) fully paid and nonassessable shares of Common Stock, without any additional payment, subject to the adjustments set forth below.  Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of his, her or its Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Series A Convertible Preferred Shareholders) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued.

(ii)                                  In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of any shares of Series A Convertible Preferred Stock prior to the occurrence of such event shall be proportionately increased in the case of a subdivision (or stock dividend) or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

(iii)                               In the event that the Corporation shall be consolidated with or merged into any other Corporation, provision shall be made as part of the terms of such consolidation or merger so that any holder of Series A Convertible Preferred Stock may thereafter receive in lieu of Common Stock otherwise issuable to him or her upon conversion of his or her Series A Convertible Preferred Stock, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock.

(iv)                              Such adjustments shall be made successively if more than one event listed in subparagraphs (ii) and (iii) above shall occur; provided however, that no adjustment need be made by the Corporation until such adjustments cumulatively aggregate at least five percent (5%).  Such conversion rate shall be referred to as the “Series A Conversion Ratio.”

(v)                                 Subject to compliance with all applicable securities laws, promptly after the receipt of the written notice and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock.  To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notices shall have been received by the Corporation, and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares presented thereby.

(vi)                              No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock.  In case the number of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the Corporation’s expense, a new certificate or certificates for the number of shares of the Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.  If any fractional share of Common Stock would, except for the provisions of the first sentence hereof be delivered upon such conversion, the Corporation, in lieu of delivering such fractional shares, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional shares as determined in good faith by the Board of Directors of the Corporation.

(vii)                           The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock.  The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.  The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of the applicable law or regulations, or any requirement of any national securities exchange upon which the Common Stock may be listed.

(viii)                        Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall be canceled at the time of such conversion.

(ix)                                The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Series A Convertible Preferred Stock which is being converted.

(x)                                   The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(xi)                                At any time after twenty-four (24) months following the issuance of the Series A Convertible Preferred Stock, at the election of the Corporation by written notice to the holders of the Series A Convertible Preferred Stock, each share of Series A Convertible Preferred Stock shall automatically and mandatorily convert, without the option of any holder of any share(s) of Series A Convertible Preferred Stock, to shares of Common Stock in accordance with the Series A Conversion Ratio as of the close of business on the date of the Corporation’s notice to the holders of the Series A Convertible Preferred Stock (the “Automatic Conversion Date”).  Such notice shall be by mail to each holder of the Series A Convertible Preferred Stock at the address last shown on the records of the Corporation for such holder or, if no such address appears, at the place where the principal executive office of the Corporation is located and shall call upon the holders to surrender to the Corporation, in the manner and at the pace designated, the certificate(s) representing shares of the Series A Convertible Preferred Stock.  Notwithstanding any failure by a holder to deliver the certificates representing his or her share of Series A Convertible Preferred Stock, after the Automatic Conversion Date, all such certificates of the Series A Convertible Preferred Stock shall be deemed to represent the appropriate number of shares of Common Stock.

(D)                               As long as any shares of the Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, without obtaining the prior written consent of the holders of at least a majority in number of the shares of the Series A Convertible Preferred Stock then outstanding, create, authorize or issue any other class or series of capital stock of the Corporation with the express exception of the Series B Convertible Preferred Stock, the terms of which provide that such class or series shall rank prior to the Series A Convertible Preferred Stock in respect to dividend rights or rights upon dissolution, liquidation or winding-up of the Corporation; provided however, the Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series A Convertible Preferred Stock, other classes or series of capital stock which are junior to, or on parity with, the Series A Convertible Preferred Stock in respect to dividend rights and upon dissolution, liquidation or winding-up of the Corporation.  Without limiting the generality of the foregoing, the Series A Convertible Preferred Stock shall rank on a parity with the Corporation’s Series B Convertible Preferred Stock with respect to distributions on the dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary.

5.5                               SERIES B CONVERTIBLE PREFERRED STOCK.  The Corporation shall be authorized to issue a series of Preferred Stock the designation of which shall be Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) having the following relative rights and preferences:

(A)                              The number of shares of Preferred Stock which shall constitute the Series B Convertible Preferred Stock shall be Two Hundred Fifty Thousand (250,000), which number shall not be increased or decreased without the vote and approval of the holders of a majority of the shares of Series B Convertible Preferred Stock then outstanding.

(B)                                The holders of the Series B Convertible Preferred Stock will have no voting rights, except that the consent of a majority of the holders of the Series B Convertible Preferred Stock, voting separately as a class, is required to increase or decrease the number of authorized shares of Series B Convertible Preferred Stock.

(C)                                The holders of shares of Series B Convertible Preferred Stock shall have the following conversion rights:

(i)                                     The holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at his or her option at any time after the 18th month following the issuance of the Series B Convertible Preferred Stock to convert any one of such shares of Series B Convertible Preferred Stock into ten (10) fully paid and nonassessable shares of Common Stock, without any additional payment, subject to the adjustments set forth below.  Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of his, her or its Series B Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Series B Convertible Preferred Shareholders) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued.

(ii)                                  In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion or any shares of Series B Convertible Preferred Stock prior to the occurrence of such event shall be proportionately increased in the case of a subdivision (or stock dividend) or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

(iii)                               In the event that the Corporation shall be consolidated with or merged into any other Corporation, provision shall be made as part of the terms of such consolidation or merger so that any holder of Series B Convertible Preferred Stock may thereafter receive in lieu of Common Stock otherwise issuable to him or her upon conversion of his or her Series B Convertible Preferred Stock, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock.

(iv)                              Such adjustments shall be made successively if more than one event listed in subparagraphs (ii) and (iii) above shall occur; provided however, that no adjustment need be made by the Corporation until such adjustments cumulatively aggregate at least five percent (5%).  Such conversion rate shall be referred to as the “Series B Conversion Ratio.”

(v)                                 Subject to compliance with all applicable securities laws, promptly after the receipt of the written notice and surrender of the certificate or certificates for the share or shares of Series B Convertible Preferred Stock to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to the holder, registered in such name or names as such holder may direct a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Convertible Preferred Stock.  To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notices shall have been received by the Corporation, and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series B Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares presented thereby.

(vi)                              No fractional shares shall be issued upon conversion of Series B Convertible Preferred Stock into Common Stock.  In case the number of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the Corporation’s expense, a new certificate or certificates for the number of shares of the Series B Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.  If any fractional share of Common Stock would, except for the provisions of the first sentence hereof be delivered upon such conversion, the Corporation, in lieu of delivering such fractional shares, shall pay to the holder surrendering the Series B Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional shares as determined in good faith by the Board of Directors of the Corporation.

(vii)                           The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series B Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock.  The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.  The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of the applicable law or regulations, or any requirement of any national securities exchange upon which the Common Stock may be listed.

(viii)                        Shares of Series B Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall be canceled at the time of such conversion and shall not thereafter be reissued by the Corporation.

(ix)                                The issuance of certificates for shares of Common Stock upon conversion of Series B Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Series B Convertible Preferred Stock which is being converted.

(x)                                   The Corporation will at no time close its transfer books against the transfer of any Series B Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series B Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(xi)                                At any time after twenty-four (24) months following the issuance of the Series B Convertible Preferred Stock, at the election of the Corporation by written notice to the holders of the Series B Convertible Preferred Stock, each share of Series B Convertible

Preferred Stock shall automatically and mandatorily convert, without the option of any holder of any share(s) of Series B Convertible Preferred Stock, to shares of Common Stock in accordance with the Series B Conversion Ratio as of the close of business on the date of the Corporation’s notice to the holders of the Series B Convertible Preferred Stock (the “Automatic Conversion Date”).  Such notice shall be by mail to each holder of the Series B Convertible Preferred Stock at the address last shown on the records of the Corporation for such holder or, if no such address appears on the corporate records, at the place where the principal executive office of the Corporation is located and shall call upon the holders to surrender to the Corporation, in the manner and at the pace designated, the certificate(s) representing shares of the Series B Convertible Preferred Stock.  Notwithstanding any failure by a holder to deliver the certificates representing his or her share of Series B Convertible Preferred Stock, after the Automatic Conversion Date, all such certificates of the Series B Convertible Preferred Stock shall be deemed to represent the appropriate number of shares of Common Stock.

(D)                               As long as any shares of the Series B Convertible Preferred Stock remain outstanding, the Corporation shall not, without obtaining the prior written consent of the holders of at least a majority in number of the shares of the Series B Convertible Preferred Stock then outstanding, create, authorize or issue any other class or series of capital stock of the Corporation with the express exception of the Series A Convertible Preferred Stock, the terms of which provide that such class or series shall rank prior to the Series B Convertible Preferred Stock in respect to dividend rights or rights upon dissolution, liquidation or winding-up of the Corporation; provided however, the Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series B Convertible Preferred Stock, other classes or series of capital stock which are junior to, or on parity with, the Series B Convertible Preferred Stock in respect to dividend rights and upon dissolution, liquidation or winding-up of the Corporation.  Without limiting the generality of the foregoing, the Series B Convertible Preferred Stock shall rank on a parity with the Corporation’s Series A Convertible Preferred Stock with respect to distributions on the dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary.

5.6                               SERIES C REDEEMABLE PREFERRED STOCK.  The Corporation shall be authorized to issue a series of Preferred Stock the designation of which shall be the Series C Redeemable Preferred Stock (the “Series C Redeemable Preferred Stock”) having the following relative rights and preferences:

(A)                              The number of authorized shares of Preferred Stock which shall constitute the Series C Redeemable Preferred Stock shall be 100, which number shall not be increased or decreased without the vote and approval of holders of a majority of the Series C Preferred Stock then outstanding.

(B)                                The holders of the Series C Redeemable Preferred Stock will have no voting rights, except that the consent of a majority of the holders of the Series C Redeemable Preferred Stock, voting separately as a class, is required to increase or decrease the number of authorized shares of Series C Redeemable Preferred Stock.  The Series C Redeemable Preferred Stock shall not be convertible into shares of any class of the Corporation’s stock, nor shall the Series C Redeemable Preferred Stock have any rights or preferences in the event of a liquidation, dissolution, or winding-up of the Corporation.

(C)                                Until the Series C Redeemable Preferred Stock is redeemed as provided herein, the Corporation shall pay a dividend equal to $3,000 per annum on each outstanding share of Class C Redeemable Preferred Stock, with such dividend to be paid on semiannual basis to the holder of record of such shares, such payments to be made on August 31 and February 28 of each year.

(D)                               Shares of the Series C Redeemable Preferred Stock shall not be transferable nor assignable, nor shall such shares be pledged or granted as a security interest.  The Corporation shall not be obligated to recognize any person or entity as the owner of such shares of Class C Redeemable Preferred Stock other than the person to whom such shares have been issued, except the heir of any such shareholder who shall have deceased.

(E)                                 Each of the shares of Series C Redeemable Preferred Stock shall be redeemable by the Corporation at any time from and after the date of issuance of such shares until the third anniversary of the issuance of those shares, on the following terms and conditions.

(i)                                     The Corporation may redeem any or all of the shares of Series C Redeemable Preferred Stock at any time upon the payment by the Corporation to the holder of any such share of stock to be redeemed the sum of $60,000 per share of Series C Redeemable Preferred Stock so redeemed.  Such shares may be redeemed in whole or in part, and need not be redeemed on a pro rata basis among holders of Series C Redeemable Preferred Stock.

(ii)                                  The Corporation shall redeem all of the shares of Series C Redeemable Preferred Stock on the third anniversary of the issuance thereof, by payment of the sum of $60,000 per share to the holder of record of such share of Series C Redeemable Preferred Stock.

(iii)                               Redemption of any or all of the shares of Series C Preferred Redeemable Stock shall be effected by tender of a notice of such redemption with a payment as provided for herein to the address of the holder of the record of such share of Series C Preferred Redeemable Stock on the records of the Corporation.

(iv)                              Upon such tender of a notice of redemption and payment therefore, the Corporation shall treat such share of Series C Redeemable Preferred Stock as redeemed, and shall not pay any further dividend thereon.

ARTICLE SIX
BOARD OF DIRECTORS

6.1                               CLASSIFIED BOARD OF DIRECTORS.  The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Corporation’s Bylaws.

(A)                              If the Corporation shall have fewer than three (3) directors, then each director shall hold office until the next regular meeting of shareholders and until a successor is elected and qualified, or until the earlier death, resignation or removal of such director.

(B)                                If the Corporation shall have three (3) or more directors, then the directors shall be divided into three classes, Class I, Class II and Class III, each of which shall be as nearly equal in number as possible.  Each initial director in Class I shall serve for a term expiring at the annual meeting of shareholders held during the year following the year in which such director was elected as an initial director in Class I, each initial director in Class II shall serve for a term expiring at the annual meeting of shareholders held during the second year following the year in which such director was elected as an initial director in Class II, and each initial director in Class III shall serve for a term expiring at the annual meeting of shareholders held during the third year following the year in which such director was elected as an initial director in Class III. Each initial director shall serve until the annual meeting set forth above and until their successor has been duly elected and qualified or until such director’s earlier death, resignation or removal. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director’s death, resignation or removal.

6.2                               REMOVAL.  Directors may only be removed from the Board of Directors for cause and only at a special meeting of shareholders called for such a purpose by the affirmative vote of at least two-thirds (2/3) of the total number of votes of the then outstanding shares of all classes of stock entitled to vote in the election of directors and only if notice of such proposal was contained in the notice of such meeting. Any vacancy in the Board of Directors resulting from such removal shall be filled in accordance with Section 6.3 hereof. For purposes of this Section, “cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind or order of a court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

6.3                               VACANCIES AND CHANGES OF AUTHORIZED NUMBER.  If a vacancy occurs on the Board of Directors, including any vacancy resulting from an increase in the authorized number of directors, the first to act of the shareholders or the Board of Directors may fill the vacancy for the unexpired term.  But if the vacancy results from an increase in the number of directors in the Board of Directors or the removal of a director by the corporation’s shareholders, and the Board of Directors acts first to fill this vacancy, the director elected will serve a term continuing only until the next election of directors by the shareholders and until the election and qualification of a successor. Even if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

6.4                               AMENDING OR REPEALING ARTICLE SIX.  Notwithstanding any provision hereof, or in the Bylaws or any law which might otherwise permit a lesser vote, the affirmative vote of at least two-thirds (2/3) of the total number of votes of the then outstanding shares of all classes of stock entitled to vote in the election of directors shall be required to alter, amend or repeal this Article Six.

ARTICLE SEVEN
NO PREEMPTIVE RIGHTS

Except as otherwise expressly authorized by the terms of any shares of capital stock described herein or determined pursuant to Section 14-2-602 of the Georgia Business Corporation Code, no holder of any of the shares of stock of the Corporation, whether now or hereafter authorized or issued, shall have any pre-emptive rights or preference rights, or be entitled, as of right, to purchase or subscribe for (i) any unissued stock of any class, (ii) any additional stock of any class to be issued by reason of any increase in the authorized stock of the Corporation of any class, or (iii) any warrants, options or rights to purchase or subscribe for shares of stock of the Corporation of any class, or to purchase or subscribe for any convertible or exchangeable obligations, whether now or hereafter authorized or whether unissued or issued and thereafter acquired by the Corporation.  Any such stock or other securities herein enumerated may be issued and disposed of pursuant to resolutions of the Board of Directors at such prices and upon such terms as may be deemed advisable to the Board of Directors in the exercise of its discretion.

ARTICLE EIGHT
CONSTITUENCY CONSIDERATIONS

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Corporation, the communities in which offices or other establishments of the Corporation are located, and all other factors such directors consider pertinent; provided, however, that this Article Eight shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

ARTICLE NINE
LIMITATION OF DIRECTOR LIABILITY

9.1                               LIMITATION OF LIABILITY.  A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability:

(A)                              for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

(B)                                for acts or omissions which involve intentional misconduct or a knowing violation of law;

(C)                                for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

(D)                               for any transaction from which the director received an improper personal benefit.

9.2                               REPEAL OR MODIFICATION OF THIS ARTICLE.  Any repeal or modification of the provisions of this Article Nine by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

9.3                               ADDITIONAL PROVISIONS.  If the Georgia Business Corporation Code is amended, after this Article Nine becomes effective, to authorize corporate action further eliminating or limiting the liability of directors, then, without further corporate action, the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

9.4                               SEVERABILITY.  In the event that any of the provisions of this Article Nine (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

* * *

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles this 13th day of October , 2004.

TRI-S SECURITY CORPORATION

/s/ Ronald G. Farrell
Name: Ronald G. Farrell
Its: Chief Executive Officer